SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	March 9, 2007
Strategic Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2007, Strategic Hotel Funding, L.L.C. (the “Borrower” or “SH Funding”), the operating company of Strategic Hotels & Resorts, Inc. (the “Company” or “Guarantor”) entered into a Credit Agreement (the “Credit Agreement”) with Deutsche Bank Trust Company Americas as administrative agent (the "Administrative Agent") and the various financial institutions as are or may become parties thereto (together with the Administrative Agent, the "Lenders"), Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as co-lead arrangers and joint book running managers, Citicorp North America, Inc. and Wachovia Bank National Association, as co-syndication agents, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-documentation agent, and LaSalle Bank, National Association, as senior managing agent.

The Credit Agreement provides the Borrower with a revolving credit facility (the “Credit Facility”) in the amount of $415,000,000 (as such amount may be increased or decreased pursuant to the Credit Agreement, the “Revolving Loan Commitment Amount”) maturing on March 9, 2011 (subject to earlier termination upon the occurrence of certain events of default), to provide for the Borrower’s ongoing working capital requirements and for general business purposes. The Credit Facility includes swingline loan and letter of credit subfacilities. All or a portion of the Revolving Loan Commitment Amount may be available from time to time under the Credit Facility, with such available amount being determined at the time of a borrowing request based upon certain calculations taking into account the appraised values of the Borrowing Base Properties (as defined in the Credit Agreement), the initial list of which consists of the Washington D.C. Four Seasons Hotel, the Ritz Carlton Laguna Niguel, the Marriott Lincolnshire Resort and the Four Seasons hotels located in Punta Mita and Mexico City.

The Borrower has the right to request additional revolving loan amounts, upon entrance into an Additional Revolving Loan Commitment Agreement with one or more Lenders to increase the Revolving Loan Commitment Amount by $85,000,000 up to $500,000,000.

All or a portion of the Credit Facility bears interest per annum at the Borrower’s election at either:

• a rate equal to the sum of the Alternate Base Rate (defined as the higher of the prime rate set by the Administrative Agent or the federal funds rate) plus a margin of either 0% or .25% per annum, depending on the Borrower's leverage ratio for the most recent fiscal quarter; or

• a rate equal to the sum of the LIBO Rate (defined as the rate per annum comparable to that offered by the British Bankers Association LIBOR Rate for deposits in dollars as published by Reuters under conditions specified in the Credit Agreement), plus a margin ranging from .8% to 1.5% per annum, depending on the Borrower's leverage ratio for the most recent fiscal quarter.

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                Each swingline loan shall bear interest at the federal funds rate plus a margin ranging from .8% to 1.5% per annum, depending on the Borrower's leverage ratio for the most recent fiscal quarter.

The Borrower may prepay the Credit Facility or swingline loans plus accrued interest, in whole or in part and without premium or penalty, subject to certain restrictions. The Credit Facility or swingline loans are also subject to mandatory prepayment under certain circumstances. If the Borrower draws funds in excess of the Revolving Loan Commitment Amount on any date, the Borrower must repay such excess amount on that date and must also provide cash collateral in an amount equal to the excess to collateralize any outstanding letters of credit.

The Lenders’ commitments with respect to the Credit Facility and swingline loans expire and the Borrower’s repayment obligations mature on March 9, 2011, subject to a one-year extension at the request of the Borrower in accordance with certain provisions.

The Credit Agreement is secured by unconditional guarantees executed by the Guarantor and most material subsidiaries of the Borrower, other than Restricted Subsidiaries (as defined in the Credit Agreement) as well as the pledge of equity collateral consisting of substantially all of the Borrower's subsidiaries, other than Restricted Subsidiaries. The Credit Agreement also imposes additional terms and conditions with respect to the Borrowing Base Properties. Failure to comply with such terms and conditions may result in a substantial reduction of the borrowing base and, therefore, available amount of credit under the Credit Agreement.

The Credit Agreement contains representations and warranties and affirmative, negative and financial covenants that are customary for facilities of this type. The negative and financial covenants include, without limitation, certain limitations on the ability to: incur liens and certain indebtedness; consummate mergers, consolidations or asset sales; make certain loans, guarantees and investments; declare or pay dividends; engage in certain business lines and maintain specific levels of net worth and other financial markers. The Credit Agreement also includes certain events of default customary for credit facilities of this type including, without limitation, failure to make payments when due, insolvency, judgments against certain entities which exceed $5,000,000 in the aggregate, breaches of representations and warranties, the Guarantor ceases to maintain its status as a Real Estate Investment Trust and certain reportable events under the Employee Retirement Income Security Act of 1974, as amended.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the Credit Agreement, which will be attached as exhibit to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 which the Company intends to file in May 2007.

On March 9, 2007, SHC Columbus Drive, LLC, a wholly owned subsidiary of SH Funding, entered into a mortgage loan with Metropolitan Life Insurance Company (the “Met Life Loan”). The principal amount of the Met Life Loan is $123,750,000 which is currently accruing interest at 6.02% per annum up to April 30, 2007, and will thereafter accrue interest at LIBOR + 0.70% per annum. The maturity date of the Met Life Loan is April 1, 2012. The Met Life Loan is secured by, among other things, a mortgage lien on the Fairmont Chicago Hotel. The

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foregoing description of the Met Life Loan is qualified in its entirety by reference to the Promissory Note and the Mortgage, Security Agreement and Fixture Filing, each dated March 9, 2007 and both of which will be attached as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 which the Company intends to file in May 2007.

On March 9, 2007, New Santa Monica Beach Hotel, L.L.C., a wholly owned subsidiary of SH Funding, entered into a mortgage loan with JPMorgan Chase Bank, N.A. (the “JPMorgan Loan”). The principal amount of the JPMorgan Loan is $118,250,000 which is currently accruing interest at LIBOR + 0.63% per annum. The Loan is secured by, among other things, a deed of trust with respect to the Loews Santa Monica Beach hotel. The foregoing description of the JPMorgan Loan is qualified in its entirety by reference to the Loan and Security Agreement and the related Note, each dated as of March 9, 2007 and both of which will be attached as exhibits to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 which the Company intends to file in May 2007.

On March 9, 2007, SHC Half Moon Bay, LLC, a wholly owned subsidiary of SH Funding, entered into a mortgage loan with Column Financial, Inc. (the “Column Financial Loan”). The principal amount of the Column Financial Loan is $76,500,000 which is currently accruing interest at LIBOR + 0.67% per annum. The Column Financial Loan is secured by, among other things, a deed of trust with respect to the Ritz-Carlton Half Moon Bay Hotel. The foregoing description of the Column Financial Loan is qualified in its entirety by reference to the Loan and Security Agreement and the related Note, each dated as of March 9, 2007 and both of which will be attached as exhibits to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 which the Company intends to file in May 2007.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in "Item 1.01. Entry into a Material Definitive Agreement." is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release relating to the transactions described above is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended by the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ

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materially, including but not limited to the following: the satisfaction of all closing conditions; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
99.1	Press Release dated March 9, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

March 15, 2007	By:	/s/ Paula Maggio
Name:	Paula Maggio
Title:	Vice President, Secretary and General Counsel

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